Exhibit 99.2

Nascent Announces Completion of Letter of Intent to Sell Palermo Italian Foods to Investor Group

SAN DIEGO--(BUSINESS WIRE)-- Nascent Wine Company, Inc. (OTCBB: NCTW), dba Nascent Foodservice, Inc., the only nationwide distributor of imported products in Mexico, announced today that it has signed a letter of intent to sell Palermo Italian Foods, LLC (“Palermo Foods”) to a group of investors led by Palermo’s current President, Victor Petrone, who is also President and a director of Nascent Foodservice.

Palermo Foods, which was acquired by Nascent Foodservice in November of 2006, is an Italian food importer and distributor based in Miami, Florida, primarily serving the southern Florida markets. Palermo Foods operates out of a 33,000 square foot warehouse located in Miami, Florida and utilizes a fleet of approximately 8 trucks. Nascent Foodservice previously announced on June 2, 2008 that it was evaluating strategic options for its Palermo Italian Foods business.

Sandro Piancone, CEO of Nascent, stated, “The sale of the Palermo Italian Foods improves the Company’s financial position and enables us to focus and streamline the organization on our higher margin businesses. While we continue to believe that the value of the Palermo Foods business is significant, we believe it is in the best interest of our stakeholders to focus the organization on opportunities within our core competency of food distribution in Mexico. We are pleased to have found a buyer in Victor Petrone, who having served as President of Palermo Italian Foods over the past 2 years, brings significant experience and understanding of the business and is uniquely qualified to lead the business going forward.”

Victor Petrone, President of Palermo Italian Foods, stated, “Palermo Italian Foods is an excellent brand, widely recognized for its high quality Italian foods products and well-positioned within the Italian Foods marketplace. I look forward to leveraging my experience as President of Palermo Foods to continue to build the business and position Palermo Foods for future growth.”

About Nascent Foodservice, Inc.

Nascent Wine Company Inc. dba Nascent Foodservice is the only nationwide distributor of imported products in Mexico, marketing and distributing over 2,000 national and proprietary brand food and non-food products. Nascent Foodservice also has the exclusive right to distribute Miller Beer in Baja California, Mexico. In addition, Nascent sells select products from Nestle, Ferrarelle Water, Cora Italian Food Products, Avasoft Ice Cream, Mitsuki Asian products, Bonet European products, ROCKSTAR and Fusion Energy drinks, and Jolly Rancher Soda, Nery’s cheese products, among others.

Nascent is focused on acquiring the most profitable and well positioned distributors in Mexico with the best food and beverage portfolios in the country. Nascent is currently servicing over 240,000 sales points including supermarkets, convenience stores and foodservice accounts like Wal-Mart, Costco, Soriana, Comercial Mexicana, AM/PM, 7-ELEVEN, OXXO and many more. Nascent Foodservice trades on the OTC Bulletin Board as Nascent Wine Company, Inc., ticker symbol NCTW.OB. For more information about Nascent Foodservice, go to www.nascentfoodservice.com.

Forward-Looking Statements

Statements made in this press release that express the Company's or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company that it will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-QSB, as filed with the Securities and Exchange Commission, as they may be amended from time to time. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.